October 2, 2024

Re: Aduro Clean Technologies Inc. - Consent of Independent Registered Public Accounting Firm

We consent to the use in the prospectus (the "Prospectus") constituting a part of this Registration Statement on Form F-1, as it may be amended, of our Report of Independent Registered Public Accounting Firm dated September 11, 2024 relating to the audited consolidated financial statements of Aduro Clean Technologies Inc. for the years ended May 31, 2024 and 2023. We also consent to the reference to us under the caption "Experts" in the Prospectus.

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia